    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 8, 1999.

                                                      REGISTRATION NO. 333-58603

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                   FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                            333 WESTERN AVENUE                            04-3363001
(State of Incorporation)                SOUTH PORTLAND, MAINE 04106                    (I.R.S. Employer
                             (Address of principal executive offices)(Zip Code)     Identification Number)



                      EMPLOYEE STOCK PURCHASE SAVINGS PLAN
                            (Full Title of the Plan)



                              DANIEL E. BOXER, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                   FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.
                         333 WESTERN AVENUE, M.S. 01-00
                           SOUTH PORTLAND, MAINE 04106
                     (Name and address of agent for service)


                                 (207) 775-8100
          (Telephone number, including area code, of agent for service)





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DEREGISTRATION OF SHARES OF CLASS A COMMON STOCK


         The registrant is filing this amendment to this registration statement on Form S-8 solely for the purpose of deregistering the 500,000 shares of Class A Common Stock, par value $.01 per share, of Fairchild Semiconductor International, Inc. (formerly known as FSC Semiconductor Corporation) that the registrant registered on July 7, 1998 upon the initial filing of this registration statement. In accordance with the terms of the Employee Stock Purchase Savings Plan, the registrant terminated the plan effective upon the completion of its initial public offering on August 9, 1999. Upon termination of the plan, and pursuant to its terms, employees who had participated in the plan were offered shares of Class A Common Stock in the initial public offering. As a result, all sales of Class A Common Stock to employees pursuant to the plan were registered under the registration statement on Form S-1 filed in connection with the initial public offering, and not under this registration statement on Form S-8. The registrant is therefore deregistering all shares that were previously registered under this registration statement.

                                   SIGNATURES

         The registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 1 to Form S-8 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Portland, State of Maine, on October 8, 1999.

                                     FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.

                                     By:   /s/ Daniel E. Boxer
                                           ---------------------------------
                                           Daniel E. Boxer
                                           Executive Vice President and
                                           General Counsel


         Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed by the following persons in the capacities and on the dates indicated.


      SIGNATURE                          TITLE                        DATE


      *                  Chairman, President and
----------------------   Chief Executive Officer, and Director
Kirk P. Pond             (principal executive officer)


      *                  Executive Vice President and Chief
----------------------   Financial Officer, and Director
Joseph R. Martin         (principal financial officer)


 /s/ David A. Henry      Vice President, Corporate Controller    October 8, 1999
----------------------   (principal accounting officer)
David A. Henry


      *                  Director
----------------------
William N. Stout


      *                  Director
----------------------
Richard M. Cashin, Jr.


      *                  Director
----------------------
Paul C. Schorr IV


      *                  Director
----------------------
Ronald W. Shelly


*:By:   /s/ Daniel E. Boxer                                      October 8, 1999
       --------------------
       Daniel E. Boxer
       Attorney-in-fact